Exhibit 3.01
RESTATED CERTIFICATE OF INCORPORATION
OF
LOEWS CORPORATION
It is hereby certified that:
1.    (a)  The present name of the corporation (hereinafter called the “Corporation”) is Loews Corporation.

    (b) The name under which the corporation was originally incorporated is Loew's Corporation; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is November 12, 1969.

2. The provisions of the certificate of incorporation of the Corporation, as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Loews Corporation, without any further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form hereinafter set forth:

RESTATED CERTIFICATE OF INCORPORATION

OF

LOEWS CORPORATION

    FIRST:        Name: The name of the corporation (the “Corporation”) is: LOEWS CORPORATION.
    SECOND:    Registered Office and Agent. The registered office of the Corporation is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is UNITED STATES CORPORATION COMPANY.
    THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
    FOURTH:    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,900,000,000 shares, consisting of 100,000,000 shares of Preferred Stock, having a par value of $.10 per share (“Preferred Stock”), and 1,800,000,000 common shares, having a par value of $.01 per shares (“Common Stock”).
    The Board of Directors is hereby authorized to issue the Preferred Stock, from time to time, in one or more series, on such terms and conditions as it may deem advisable and to fix by resolution the designation of each series and the powers, preferences and relative, participating, option or other special rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:
(a)    the designation and number of shares comprising such series;

(b)    the dividends, if any, which shall be payable on the shares of such series and any preferences and other terms and conditions applicable thereto;

(c)    any rights and preferences of the holders of the shares of such series upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

(d)    the full, limited or special voting rights, if any, of the shares of such series, in addition to voting rights;

(e)    any provisions with respect to the conversion of the shares of such series into, or the exchange of such shares for, shares of any other class or classes, or of any other series of any class, of the capital stock of the Corporation and/or any other property or cash, and the terms and conditions applicable to any such conversion or exchange;

(f)    any provision with respect to the redemption, purchase or retirement of such shares and the terms and conditions applicable thereto;

(g)    any provision with respect to the issuance of additional shares of such series or of an other class or series on a parity with or superior to the shares of such series; and

(h)    any other relative, participating, optional or special powers, preferences, or rights of, and any other qualifications, limitations or restrictions with respect to, the shares of such series as the Board of Directors may deem advisable.

FIFTH:    Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.
SIXTH:    In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the By-laws of the Corporation.

By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

    SEVENTH:    The principal office of the Corporation shall be located at such place, whether within or without the State of Delaware, as may be provided in the By-laws.
    EIGHTH:    Unless contrary to statute, the books of the Corporation may be kept outside of the State of Delaware at such places as may from time to time be designated by the Board of Directors or in the By-laws of the Corporation.
    NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
    TENTH:    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for any breach of the director’s duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Any repeal or modification of this Article Tenth shall not increase the personal liability of any director for any occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or benefit of a director existing at the time of such repeal or modification.
    The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been limited by the provisions of this Article Tenth.

    IN WITNESS WHEREOF, Loews Corporation has caused this Restated Certificate of Incorporation to be signed by Gary W. Garson, Senior Vice President, General Counsel and Secretary, this 11th day of August, 2009.

LOEWS CORPORATION

By: /s/    Gary W. Garson
Name:    Gary W. Garson
Title:    Senior Vice President
General Counsel and Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LOEWS CORPORATION

Loews Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.    This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 20, 2009.
2.    Article TENTH of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“TENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.
The provisions of this Article Tenth shall not be deemed to limit or preclude indemnification of a director or officer of the Corporation for any liability which has not been limited by the provisions of this Article Tenth.”
3.    This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Marc A. Alpert, its Senior Vice President, General Counsel and Secretary, this 9th day of May, 2023.

/s/ Marc A. Alpert_____
Marc A. Alpert
Senior Vice President, General Counsel and Secretary